EXHIBIT 32

Certifications Under Section 906 of the Sarbanes–Oxley Act of 2002

Frederick A. Cary and John R. Zavoli hereby certify that:

1.              They are the Chief Executive Officer and Chief Financial Officer, respectively, of Path 1 Network Technologies Inc.

2.              The Form 10-Q report of Path 1 Network Technologies Inc. that this certification accompanies fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934.

3.              The information contained in the Form 10-Q report of Path 1 Network Technologies Inc. that this certification accompanies fairly presents, in all material respects, the financial condition and results of operations of Path 1 Network Technologies Inc.

Dated:   August 14, 2003

/s/ FREDERICK A. CARY

Frederick A. Cary

/s/ JOHN R. ZAVOLI

John R. Zavoli